Exhibit 10.2

NOVADEL PHARMA INC.

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement””) is made and entered into as of this 26th day of September, 2005, by and between NOVADEL PHARMA INC., a Delaware corporation, having offices at 25 Minneakoning Road, Flemington, New Jersey 08822 (the “Company”), and JAN H. EGBERTS, residing at 210 Arreton Road, Princeton, New Jersey 08540 (the “Optionee”).

        WHEREAS, on the date hereof the Optionee became employed by the Company pursuant to the terms of an Employment Agreement dated as of September 26, 2005 (as originally entered into, the “Employment Agreement”); and,

        WHEREAS, the grant of the within nonqualified non-plan option (the “Option”), which shall vest according to a schedule contained in this Agreement, has been authorized by the Compensation Committee of the Board of Directors of the Company;

        NOW, THEREFORE, it is agreed:

1.     Date of Grant. The date of grant of the Option is September 26, 2005.

2.     Nature of the Option. The Option is a nonqualified non-plan option, pursuant to which Optionee is hereby granted the right, subject to the terms and conditions hereof, to purchase up to 1,622,700 Shares (“Option Shares”) of the authorized but unissued common stock, par value $.001 per share, of the Company (the “Common Stock”).

3.     Exercise Price. The exercise price is $1.70 for each share of Common Stock.

4.     Exercisability of Option. The Option shall be exercisable during its term as follows:

        4.1 The Option shall vest and become exercisable in whole or in part to the extent of:

                 4.1.1 540,900 Option Shares on or after September 26, 2006;

                 4.1.2 540,900 Option Shares on or after September 26, 2007; and

                 4.1.3 540,900 Option Shares on or after September 26, 2008.

         4.2 The Option may not be exercised for a fraction of a share.

         4.3 The Option shall expire at the close of business September 26, 2010.

5. Method of Exercise.

        5.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

        5.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after payment therefor.

        5.3 Payment of Purchase Price.

              5.3.1 Cash Payment. The Optionee shall make all payments by wire transfer, certified or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

              5.3.2 Payment of Withholding Tax. Any required withholding tax shall be paid in cash or certified or bank check or company check.

              5.3.3 Restrictions on Exercise. The Option may not be exercised if the issuance of Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of all or any portion of the Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.     Withholding Tax. Not later than the date as of which an amount first becomes includable in the gross income of the Optionee for Federal income tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

7.     Effect of Termination of Employment. The Option shall be subject to the following provisions related to the termination of the Optionee’s employment with the Company:

          7.1. Termination For Cause or by the Optionee other than For Good Reason. If the Optionee’s employment is terminated by the Board of Directors of the

Company (the “Board”) for Cause or by the Optionee other than for Good Reason, the unvested portion of Option shall expire and the Optionee’s right to exercise any vested portion of the Option shall terminate on the date of termination of employment.

                     7.1.1 For purposes of this Agreement, "Cause" means:

                               7.1.1.1 The willful failure, disregard or refusal by the Optionee to perform his duties under the Employment Agreement;

                               7.1.1.2 Any willful, intentional or grossly negligent act by the Optionee having the effect of injuring, in a material way (whether financial or otherwise and as determined in good-faith by a majority of the Board), the business or reputation of the Company or any of its affiliates, including but not limited to, any officer, director, or executive of the Company or any of its affiliates;

                               7.1.1.3 Willful misconduct by the Optionee in respect of the duties or obligations of the Optionee under the Employment Agreement, including, without limitation, insubordination with respect to legal directions received by the Optionee from the Board;

                               7.1.1.4 The Optionee’s indictment of any felony or a conviction of a misdemeanor involving moral turpitude (including entry of a nolo contendere plea);

                               7.1.1.5 The determination by the Company, after a reasonable and good-faith investigation by the Company following a written allegation by another employee of the Company, that the Optionee engaged in some form of harassment prohibited by law (including, without limitation, age, sex or race discrimination), unless the Optionee’s actions were specifically directed by the Board;

                               7.1.1.6 Any misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony);

                               7.1.1.7 Breach by the Optionee of any of the provisions of Sections 6, 7 or 8 of the Employment Agreement; and

                               7.1.1.8 Breach by the Optionee of any provision of the Employment Agreement other than those contained in Sections 6, 7 or 8 thereof which is not cured by the Optionee within thirty (30) days after written notice thereof is given to the Optionee by the Company.

        7.1.2 For purposes of this Agreement, “Good Reason” means (i) a breach by the Company of its material obligations under Section 5 of the Employment Agreement (a “Material Breach”), (ii) a material reduction by the Board of the Optionee’s duties, title or authority provided for in the Employment Agreement (a “Material Change”), or (iii) the relocation of the principal executive office of the Company in excess of fifty (50) miles from its present location not consented to by the Optionee;

provided, however, that a Material Breach or a Material Change shall constitute Good Reason only if the Optionee has notified the Board in writing of the existence and particulars of such Material Breach or Material Change and the Board of Directors has failed to remedy such Material Change or Material Breach within thirty (30) days of such notice.

          7.2. Termination upon a Change of Control. If the Optionee’s employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control, any portion of the Option that has not vested as of the date of such Change of Control shall be accelerated and deemed to have vested as of such date.

        For purposes of this Agreement, “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) of the combined voting power of the Company’s then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

          7.3. Other Termination or Nonrenewal of Employment Agreement by Company. If (i) the Optionee’s employment is terminated prior to the end of the term under the Employment Agreement by the Company other than as a result of the Optionee’s death or Disability and other than for Cause or due to a Change of Control, (ii) the Optionee’s employment is terminated by the Optionee for Good Reason or (iii) the Company provides notice to the Optionee that his Employment Agreement will not be renewed, any portion of the Option that has not vested shall be accelerated and deemed to have vested as of the termination date, and any unexercised portion of the Option shall expire ninety (90) days after the termination date.

           7.4. Nonrenewal of Employment Agreement by Optionee. If the Employment Agreement is not renewed by the Optionee at the end of its initial term and the Company wishes to renew the Employment Agreement at such time without substantial change in the terms of the Employment Agreement (other than the terms of Section 5(d) thereof), then any portion of the Option that has not vested shall expire upon such nonrenewal. The portion of the Optionee’s Option that has vested as of the date of such nonrenewal shall remain exercisable for a period of ninety (90) days after the date of nonrenewal or the expiration of the Option, whichever is earlier.

          7.5. Termination Upon Death or Disability of Optionee. If the Optionee’s employment is terminated as a result of his death or Disability, (i) any portion of the

Option that is scheduled to vest by the end of the calendar year in which death or Disability occurs shall be accelerated and deemed to have vested as of the termination date, (ii) any portion of the Option that has not vested (or been deemed pursuant to clause (i) of this Section 7.5 to have vested) as of the date of termination shall be deemed to have expired as of such date, and (iii) any portion of the Option that has vested as of the date of the Optionee’s death or Disability (including the portion of the Option described in clause (i) of this Section 7.5) shall remain exercisable for a period of ninety (90) days after the date of his death or Disability or the expiration of the Option, whichever is earlier.

        For purposes of this Agreement, “Disability” shall occur (i) when the Board has provided a written termination notice to the Optionee supported by a written statement from two reputable independent physicians one of which has been selected by the Optionee, to the effect that the Optionee shall have become so physically or mentally incapacitated as to be unable to resume, within the ensuing twelve (12) months, his employment under the Employment Agreement by reason of physical or mental illness or injury, or (ii) upon rendering of a written termination notice by the Board after the Optionee has been unable to substantially perform his duties under the Employment Agreement for ninety (90) or more consecutive days, or more than one hundred twenty (120) days in any consecutive twelve (12) month period, by reason of any physical or mental illness or injury. Such written statements supporting Disability shall have the same meaning as Long Term Disability allowing coverage by the Company’s Long Term Disability Insurance.

8.     Non-Transferability of Option. The Option may not be transferred in any manner without the Optionee obtaining the express written consent of the Company prior to the proposed transfer.

9.     Term of Option. The Option may not be exercised more than five (5) years from the date of grant of the Option, and may be exercised during such term only in accordance with the terms of this Agreement.

10.    Miscellaneous.

          10.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Optionee at his address set forth above, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

          10.2 Law Paramount; Conflicts with Law. This Agreement and the Option shall, in all respects, be subject to the requirements of any applicable law or regulation, whether or not stated herein. In the event of a conflict between the provisions of law or regulation and the provisions of this Agreement, the provisions of law or regulation shall in all respects be controlling.

        10.3 Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

        10.4 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        10.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

        10.6 Employment Agreement. To the extent that any of the terms of this Agreement conflict with the terms of the Employment Agreement, the terms of this Agreement shall control.

        10.7 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

        10.9 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOVADEL PHARMA, INC

By: /s/ JEAN W. FRYDMAN
Jean W. Frydman
Vice President, General Counsel and Corporate Secretary

JAN H. EGBERTS

/s/ JAN H. EGBERTS

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

_________________
           Date

NovaDel Pharma Inc.

Attention:    Board of Directors

                       Re:   NovaDel Pharma Inc.
                                 Purchase of Option Shares

Gentlemen:

        In accordance with the Nonqualified Stock Option Agreement dated as of September 26, 2005 (“Agreement”) between Jan H. Egberts (the “Optionee”) and Novadel Pharma Inc. (the “Company”), the Optionee hereby irrevocably elects to exercise the right to purchase ___________ shares of the Company’s common stock, par value $.001 per share (“Common Stock”).

                  As payment for such shares of Common Stock, enclosed is (check and complete applicable box[es]):

               [  ]  a [certified check] [bank check] payable to the order of "NovaDel Pharma Inc." in the sum of $__________;

               [  ]  confirmation of wire transfer in the amount of $__________; and/or

Kindly forward to me my certificate at your earliest convenience.

(Signature)	(Address)

(Print Name)

(Social Security Number)